SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

Intellect Neurosciences, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-128226	20-8329066
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Ave., Suite 101 Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01. Entry Into a Material Definitive Agreement.

Financing

On July 1, 2015, (the “Closing Date”) Intellect Neurosciences, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) whereby the Company issued to the Investors (i) an aggregate of 3,490 shares of Series G Convertible Preferred Stock; (ii) an aggregate of 1,117 shares of Series H Preferred Stock; and (iii) warrants (the “Warrants”) to purchase an aggregate of 15,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Financing”). The Company received gross cash proceeds of $750,000 and the Financing resulted in the exchange and cancellation of an aggregate of $3,855,813 of Stated Value and accrued dividends of Series B, C and D Preferred Stock. The private placement was conducted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

In connection with the Financing, the Board of Directors (the “Board”) of the Company approved the filing of a Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock (the “Series G Certificate of Designation”) which was filed with and accepted by the Secretary of State of the State of Delaware on June 30, 2015. Pursuant to the Series G Certificate of Designation, the Company established a new series of 10,000 shares, par value $0.001 per share, of Series G Convertible Preferred Stock (the “Series G Preferred Stock”).

The Series G Preferred Stock has a right to a liquidation preference of $2,000 per share and is convertible at any time into shares of the Common Stock of the Company at a conversion price of $.10 per share, subject to adjustment. Each share of Series G Preferred Stock has a stated value of $1,000 (the “Stated Value”) and accrues a dividend of 8% of the Stated Value per annum, which is payable annually on June 30th in cash or, at the holder’s option, in Common Stock, or a combination thereof. The Series G Preferred Stock has no voting rights and holders thereof shall vote together with holders of Common Stock on an as converted basis. The Warrants are exercisable for a period of five (5) years from the date of issuance and are exercisable into shares of Common Stock of the Company at an exercise price of $.10 per share, subject to adjustment.

Pursuant to the Purchase Agreement, the Company granted holders of previously issued Series C and Series D Preferred Stock the right to exchange their shares of Series C and Series D Preferred Stock for shares of Series G Preferred Stock and holders of previously issued Series B Preferred Stock the right to exchange their shares of Series B Preferred Stock for Series H shares. The stated value of each share of exchanged Series B, Series C and Series D Preferred Stock, plus accrued dividends, shall be treated as the cash value of such shares for purposes of determining the number of shares of Series G and H Preferred Stock to be issued in connection with such exchange.

Pursuant to the Series H Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) which was filed on June 30, 2015, the Company established a new series of 2,000 shares of Series H Preferred Stock. The Series H Preferred Stock has a right to a liquidation preference of $2,000 per share and is convertible into common stock of the Company at a conversion price equal to eight (8) times the Fair Market Value of the underlying Common Stock into which the Series H Preferred Stock are convertible. “Fair Market Value” shall mean the average of the closing price of the Common Stock for the five (5) trading days preceeding the exchange date of the Series B Preferred Stock for the Series H Preferred Stock (the “Conversion Price”). The Series H Preferred Stock has no voting rights and holders thereof shall vote together with holders of Common Stock on an as converted basis.

In connection with the Financing, the Company filed a (i) Certificate of Amendment to the Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”).

The Company and a majority of the Series F Preferred Stock holders, whose agreements contained a “Most Favored Nations” Provision, by written consent, agreed to the amendment of the series as follows, effective as of the Closing Date:

Series F Preferred Stock	• Increase the liquidation value to $2.000 per share
• Amend the Conversion Price to $.10 per share

As part of the Financing, the Company reduced the exercise price of an aggregate of 9,600,000 warrants previously issued with the Series F Preferred Stock in the July 2014 financing to $.10 per share.

The Company intends to use the net proceeds of the financing for working capital purposes, including payment of ongoing study costs for its TauC3 antibody program.

The Company granted the Investors certain piggyback registration rights with respect to the shares of Common Stock underlying the Warrants and issuable upon conversion of the Series G and Series H Preferred Stock.

The foregoing descriptions of the Financing, related agreements and materials do not purport to be complete and are qualified in their entirety by reference to the complete text of the (i) the form of Purchase Agreement filed as Exhibit 10.1 hereto, (ii) the form of Warrant filed as Exhibit 4.1 hereto and (iii) the Amended to the Certificate of Designation of the Series F Convertible Preferred Stock, filed as Exhibit 3.1 hereto, (iv) the Certificate of Designation of the Series G Convertible Preferred Stock, and (v) the Certificate of Designation of the Series H Preferred Stock each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01

Item 3.03 Material Modification to Rights of Security Holders

See Item 1.01

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01

Item 5.07 Submission of Matters to a Vote of Security Holders

See Item 1.01

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Amendment to the Certificate of Designation to the Series F Convertible Preferred Stock, filed with the Delaware Secretary of State on June 30, 2015.

3.2	Certificate of Designation of the Series G Convertible Preferred Stock, filed with the Delaware Secretary of State on June 30, 2015.

3.3	Certificate of Designation of the Series H Convertible Preferred Stock, filed with the Delaware Secretary of State on June 30, 2015.

4.1	Form of Warrant.

10.1	Securities Purchase Agreement, dated July 25, 2014, between the Company and the Signatories named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2015	INTELLECT NEUROSCIENCES, INC.

	By:	/s/ Elliot Maza
	Name:	Elliot Maza
	Title:	Chief Executive Officer